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                                                                    EXHIBIT 23.4


                          CONSENT OF ERNST & YOUNG LLP



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 1996, with respect to the financial statements and schedule of WizardWorks Group, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-14441) and related Prospectus of GT Interactive Software Corporation for the registration of 17,825,000 shares of its Common Stock.


                                          ERNST & YOUNG LLP

Minneapolis, Minnesota

October 25, 1996